Exhibit 10.4

SUSSEX BANCORP

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT
COVER SHEET

Sussex Bancorp, a New Jersey corporation (the “Company”), hereby grants (the “Grant”) shares of its common stock, no par value (the “Stock”), to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the Grant are set forth in this cover sheet and in the attached Restricted Stock Agreement (collectively, the “Agreement”) and in the Company’s 2013 Equity Incentive Plan (as amended from time to time, the “Plan”).

Grantee’s Name:

Grant Date:

Number of Shares of Stock Covered by the Grant:

Purchase Price per share of Stock: $ _____.___

Vesting Start Date:

Vesting Schedule:

By your signature below, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Name:

Title:

Attachment

This is not a share certificate or a negotiable instrument.

SUSSEX BANCORP

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability

This Grant is an award of Stock in the number of shares set forth on the cover sheet of this Agreement, at the purchase price set forth on the cover sheet of this Agreement, and subject to the vesting conditions described below (“Restricted Stock”). The purchase price is deemed paid by your prior services to the Company.

To the extent not yet vested, your Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment, or similar process.

Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date set forth on the cover sheet of this Agreement.

Your right to the Stock under this Agreement vests as set forth in the Vesting Schedule shown on the cover sheet of this Agreement, provided you then continue in Service (each vesting date, a “Vesting Date”). The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this Agreement.

Forfeiture of Unvested Stock	In the event that your Service terminates for any reason, you will forfeit to the Company all of the shares of Stock subject to this Grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan.

Issuance	The issuance of the Stock under this Grant will be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates. As your interest in the Stock vests as described on the cover sheet of this Agreement, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified.

Withholding Taxes	You agree, as a condition of this Grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this Grant. In the event that your employer determines that any federal, state, or local tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this Grant, your employer shall have the right to require such payments from you, or withhold such amounts from other payments due to you. To satisfy this withholding obligation, the Company may provide you with the opportunity, in its discretion, to have the Company withhold shares of Stock otherwise issuable to you or by delivering to the Company shares of Stock already owned by you. If the Company provides you with the foregoing opportunity and you fail to make an election to do either, the Company may determine what method to use, including by withholding shares of Stock otherwise issuable to you. The shares of Stock so delivered or withheld must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Section 83(b) Election

Under Section 83 of the Code, the difference between the purchase price paid for the shares of Stock and their Fair Market Value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the Fair Market Value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the Fair Market Value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30)-day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the shares as of the Vesting Date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company or any Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or any Affiliate and you, the Company and any Affiliate reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights

You have the right to vote the Restricted Stock and to receive any dividends declared or paid with respect to such Stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Committee may, in its sole discretion, require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Committee may, in its sole discretion, deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto.

No adjustments are made for dividends, distributions, or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan.

Forfeiture of Rights

If during your term of Service you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your unvested Restricted Stock, and with respect to those shares of Restricted Stock vesting during the period commencing twelve (12) months prior to your termination of Service with the Company due to taking actions in competition with the Company, the right to cause a forfeiture of those vested shares of Stock.

Unless otherwise specified in an employment or other written agreement between the Company or any Affiliate and you, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join, or control, or participate in the ownership, management, operation, or control of, or are a proprietor, director, officer, stockholder, member, partner, or an employee or agent of, or a consultant to any business, firm, corporation, partnership, or other entity which competes with any business in which the Company or any of its Affiliates is engaged during your employment or other relationship with the Company or its Affiliates or at the time of your termination of Service. Under the prior sentence, ownership of less than one percent (1%) of the securities of a public company shall not be treated as an action in competition with the Company.

Clawback

This Grant is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (i) any Company “clawback” or recoupment policy or (ii) any law, rule, or regulation that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or law, rule, or regulation.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or were grossly negligent in failing to prevent the misconduct, you will reimburse the Company the amount of any payment in settlement of this Grant earned or accrued during the twelve (12)-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Adjustments	In the event of a stock split, a stock dividend, or a similar change in the Stock, the number of shares covered by this Grant may be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your Restricted Stock will be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of New Jersey, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in the Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Grant of Restricted Stock. Any prior agreements, commitments, or negotiations concerning this Grant are superseded; except that any written employment, consulting, confidentiality, non-solicitation, and/or severance agreement between you and the Company or any Affiliate will supersede this Agreement with respect to its subject matter.

Data Privacy

To administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Grant, you give explicit consent to the Company to process any such personal data.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this Grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company’s Human Resources Department to request paper copies of these documents.

Code Section 409A	The Grant is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.          The name, address, and social security number of the undersigned taxpayer is:

Name:

Address:

Social Security No. :

2.          Description of property with respect to which the election is being made:

____________ shares of common stock, no par value, of Sussex Bancorp, a New Jersey corporation, (the “Company”).

3.          The date on which the property was transferred is ____________ __, 201__.

4.          The taxable year to which this election relates is calendar year 201__.

5.          Nature of restrictions to which the property is subject:

The shares of common stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of common stock are subject to forfeiture under the terms of the Agreement.

6.          The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

7.          The amount paid by the undersigned taxpayer for the property was $__________.

8.          A copy of this statement has been furnished to the Company.

Dated: _____________, 201__

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1.         You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Stock.

2.          At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3.          You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the Restricted Stock is transferred to you.

1         Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.